EXHIBIT 5.6
[Holme Roberts & Owen LLP Letterhead]
January 19, 2010
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway, Suite 490
Las Vegas, NV 89169
Re: Ameristar Casinos, Inc.
Registration Statement on Form S-4 in connection with $650,000,000 aggregate Principal Amount of 9 1/4% Senior Notes due 2014
Ladies and Gentlemen:
     We have acted as special local counsel to Ameristar Casino Black Hawk, Inc., a Colorado corporation (the “Company”), with respect to the laws of the State of Colorado in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $650,000,000 aggregate principal amount of 9 1/4% Senior Notes due 2014 (the “Notes”) of Ameristar Casinos, Inc., a Nevada corporation (the “Issuer”), to be issued in exchange for the Issuer’s outstanding 9 1/4% Senior Notes due 2014 that were issued pursuant to the Indenture, dated as of May 27, 2009 (the “Indenture”), among the Issuer, the Company and the other subsidiaries of the Issuer listed on the signature pages thereof (together with the Company, collectively the “Guarantors”) and Wilmington Trust FSB, a federal savings bank, as successor to Deutsche Bank Trust Company Americas, as trustee (the foregoing, the “Transaction”). This opinion is being delivered to you at the request of the Issuer and the Company. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.
     In connection with this opinion, we have examined the following documents:
i. Form of the Notes, including the “Notation of Guaranty” by the Company attached thereto (the “Notation of Guaranty”);
ii. The Indenture, including the guaranty by the Company set forth in paragraph 11 thereof (such guaranty as set forth in such paragraph 11, together with the Notation of Guaranty, the “Guaranty”);
iii. Photocopies of the articles of incorporation and bylaws of the Company and applicable board resolutions of the Company pertaining to the Transaction, certified as being complete, true and correct by an officer of the Company;
iv. Certificate issued by the Colorado Secretary of State, dated January 7, 2010, relating to the good standing of the Company in the State of Colorado; and

v. Registration Statement on Form S-4 (File No. 333-163578) in connection with the Issuer’s $650,000,000 aggregate Principal Amount of 9 1/4% Senior Notes due 2014, as filed by the Issuer on December 8, 2009 with the Securities and Exchange Commission (the “SEC”) under the Act (the “Registration Statement”), as amended by Amendment No. 1 as filed by the Issuer on January 12, 2010, and as further amended by Amendment No. 2 as filed by the Issuer on January 19, 2010.

     We have also examined originals or photocopies of such other corporate documents and records of the Company and certificates of officers of the Company as we have deemed necessary as a basis for the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies of originals and the authenticity of the originals of such copies. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, such certificates and corporate documents and records and the statements of fact and representations and warranties contained in the Indenture and the other documents and instruments examined by us.
     Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture, the Notes and the Guaranty, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):
     1. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Colorado.
     2. The Company has the requisite corporate power to execute and deliver the Indenture and the Guaranty and to perform its obligations thereunder.
     3. The execution, delivery and performance by the Company of the Indenture and the Guaranty have been duly authorized by all requisite corporate action on the part of the Company, and the Indenture has been duly executed and delivered by the Company.
     4. The execution and delivery by the Company of the Indenture and the Guaranty, and the performance by the Company of its obligations under the Indenture and the Guaranty, do not require the Company to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Colorado, other than approvals and filings previously obtained or made and in full force and effect.
     5. The execution and delivery by the Company of the Indenture has not violated (i) any statute, rule or regulation of the State of Colorado known to us to be applicable to the Company or (ii) the Company’s articles of incorporation or bylaws. If executed and delivered on the date hereof, the execution and delivery of the Guaranty by the Company would not violate (a) any statute, rule or regulation of the State of Colorado known to us to be applicable to the Company or (b) the Company’s articles of incorporation or bylaws.

     In rendering this opinion we have made no examination of and express no opinion with respect to (i) the characterization of the Transaction under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of securities laws, including, without limitation, any blue sky laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws. Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the Notes or the Guaranty under the securities or blue sky laws of any federal, state or any foreign jurisdiction, or (b) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
     The opinions expressed herein are limited to the substantive laws of the State of Colorado.
     We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to such time as the Registration Statement is declared effective and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.
Very truly yours,
/s/ HOLME ROBERTS & OWEN llp